Exhibit 1.29

THIS TRANSACTION IS PROPOSED WITH RESPECT TO THE SECURITIES OF A FOREIGN COMPANY. THE TRANSACTION IS SUBJECT TO THE DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED IN THE BELOW DOCUMENT, IF ANY, HAVE BEEN PREPARED IN ACCORDANCE WITH FOREIGN ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE THE ISSUER IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

YOU SHOULD BE AWARE THAT THE ISSUER MAY PURCHASE SECURITIES OTHERWISE THAN IN THE CONTEXT OF THE TRANSACTION, SUCH AS IN OPEN MARKET OR PRIVATELY NEGOTIATED PURCHASES.

PRESS RELEASE

Completion of the Transaction on 4 July 2020

New ISIN Code starting from 6 July 2020

Information on the Initial Procedures relating to assignment of Special
Voting Shares A and registration in the Loyalty Register

Milan, 5th July 2020-With reference to the transfer of the official seat of Davide Campari-Milano S.p.A. (Campari or the Company) in the Netherlands, with simultaneous transformation into a Naamloze Vennootschap (N.V.) governed by Dutch law (Transaction), Campari announces as follows.

1.
Completion of the Transaction. On 4 July 2020 the Dutch notarial deed for the transfer of Campari’s official seat resolved by the extraordinary shareholders’ meeting of 27 March 2020 has been executed, with effect on the same date. Therefore, the new company name is ‘Davide Campari-Milano N.V.’ and the new articles of association have become effective.

2.
New ISIN Code. Campari’s shares will remain listed on the Mercato Telematico Azionario of Borsa Italiana (MTA) with the new ISIN code (NL0015435975) active from 6 July 2020. No action needs to be taken by the shareholders in this respect.

3.
Initial SVS A Assignment. Shareholders of Campari who, as of 4 July 2020, were holders of the increased voting rights benefit (voto maggiorato), pursuant to article 127-quinquies of the Legislative Decree no. 58 of 24 February 1998 (TUF), are automatically registered in the Loyalty Register. Starting on the date of such registration, such Ordinary Shares became Initial Electing Ordinary Shares. Such shareholders are hereinafter referred to as ‘Initial Electing Shareholders’.

Initial Electing Shareholders who wish to receive Special Voting Shares A on the Initial Allocation Date A must follow the procedure described in the ‘Terms and conditions for the initial allocation of Special Voting Shares A and the carryover of the registration period in the Italian special register’ which are available on Campari’s website (https://www.camparigroup.com/en/terms-and-conditions-initial-allocation).

In particular, the Initial Election Form, which will be made available on Campari’s website, must be received by Computershare S.p.A., agent for Campari, within, and no later than, 24 July 2020.

Special Voting Shares A will be assigned no later than 3 August 2020 to eligible shareholders.

4.	Carrying over the previous period of registration in Italian Loyalty Register. Shareholders of Campari who, as of 4 July 2020, were registered in the special register established pursuant to article 127-quinquies, paragraph 2, of the TUF but not yet entitled to the increased voting rights (voto maggiorato) are entitled to request the Company to consider and carry-over the previous period of registration in the Italian Loyalty Register for the purpose of calculating the two years period of uninterrupted holding of the Ordinary Shares (which constitutes a condition to the assignment of the Special Voting Shares A). Such shareholders are hereinafter referred to as ‘Registered Electing Shareholders’.

The Registered Electing Shareholders’ who wish to keep their ordinary shares in the special register (and, therefore, carry over the previous period of registration in the Italian Loyalty Register for the purpose of the subsequent allocation of Special Voting Shares A) must follow the procedure described in the ‘Terms and conditions for the initial allocation of Special Voting Shares A and the carryover of the registration period in the Italian special register’ which are available on Campari’s website (https://www.camparigroup.com/en/terms-and-conditions-initial-allocation).

In particular, the Registration Confirmation Form, which will be made available on Campari’s website, must be received by Computershare S.p.A., agent for Campari, within, and no later than, 24 July 2020.

***

Capitalized terms used in paragraphs 3 and 4 have the same meaning ascribed to them in the ‘Terms and conditions for the initial allocation of Special Voting Shares A and the carryover of the registration period in the Italian special register’.

For further details, please refer to the documentation relating to the Transaction available on the website of Campari, section https://www.camparigroup.com/en/investor/registered-office-transfer.

For further information

Investor Relations

Chiara Garavini	Tel. +39 02 6225 330	Email: chiara.garavini@campari.com

Corporate Communications

Enrico Bocedi	Tel. +39 02 6225 680	Email: enrico.bocedi@campari.com

http://www.camparigroup.com/en/investor
http://www.camparigroup.com/en

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IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This press release is for informational purposes only and is not intended to constitute and does not constitute an offer or an invitation to exchange, sell or a solicitation of an offer of subscription or purchase, or an  invitation to exchange, purchase or subscribe for any financial instrument or any part of the business or assets described herein, any other participation or a solicitation of any vote or approval in any jurisdiction, in relation to this transaction or otherwise, nor will any sale, issuance or transfer of financial instruments take place in any jurisdiction in breach of the applicable law. This press release must not be interpreted in any way as a recommendation to anyone who reads it. No offer of financial instruments will be made. This press release is not a prospectus or information document on a financial product or other offer document for purposes of Regulation (EU) 2017/1129 of the European Parliament and Council dated 14 June 2017.

This press release does not constitute an offer to the public in Italy, within the meaning set forth in Section 1, letter (t) of Legislative Decree no. 58 of 24 February 1998, as subsequently amended and supplemented. The issuance, publication or distribution of this documentation in certain jurisdictions may be restricted by law and, therefore, persons in the jurisdictions in which this document is issued, published or distributed must become informed and comply with such restrictions.

This press release does not constitute an offer of sale of securities in the United States under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or in any other jurisdiction in which it is illegal to make such an offer, or a solicitation of votes for the Shareholders’ Meeting mentioned in this document. The securities referred to in this press release have not been and will not be registered in accordance with the Securities Act or the securities laws of any state or other jurisdiction of the United States, and any statement to the contrary constitutes a breach of the law. The securities referred to herein have not been approved, disapproved or recommended by the U.S. Securities and Exchange Commission, any state securities commission in the United States or any other U.S. regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the offering of the securities referred to herein. The securities referred to in this press release may not be offered or sold in the United States or to, or on behalf of or for the benefit of U.S. Persons, as defined in Regulation S under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act, and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.